Exhibit 107
Calculation of Filing Fee Tables
424(b)(5)
(Form Type)
Vera Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities

Fees to Be Paid	Equity	Class A Common Stock, par value $0.001 per share	457(o) and 457(r) (1)	$200,000,000	—	$200,000,000	0.0001531	$30,620.00

Fees Previously Paid	—	—	—	—	—	—		—

	Total Offering Amounts					$200,000,000		$30,620.00

	Total Fees Previously Paid							—

	Total Fee Offsets							—

	Net Fee Due							$30,620.00

(1)
The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant initially deferred payment of all of the registration fee for Registration Statement on Form
S-3ASR
(Registration Statement
No. 333-282861),
which was filed with the Securities and Exchange Commission (the “SEC”) on October 28, 2024.